Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 3.600% SENIOR NOTES DUE 2023, THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
3.600% SENIOR NOTES DUE 2023

$750,000,000 AGGREGATE PRINCIPAL AMOUNT OF 4.625% SENIOR NOTES DUE 2027, THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
4.625% SENIOR NOTES DUE 2027

$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.950% SENIOR NOTES DUE 2031, THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
2.950% SENIOR NOTES DUE 2031

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2021 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of 3.600% Senior Notes due 2023 (the “2023 Outstanding Notes”), 4.625% Senior Notes due 2027 (the “2027 Outstanding Notes”) or 2.950% Senior Notes due 2031 (the “2031 Outstanding Notes,” together with the 2023 Outstanding Notes and the 2027 Outstanding Notes, the “Outstanding Notes”) issued by Expedia Group, Inc., a Delaware corporation, who wish to tender their Outstanding Notes in exchange for a like principal amount of new 3.600% Senior Notes due 2023 (the “2023 Exchange Notes”), new 4.625% Senior Notes due 2027 (the “2027 Exchange Notes”) or new 2.950% Senior Notes due 2031 (the “2031 Exchange Notes,” together with the 2023 Exchange Notes and the 2027 Exchange Notes, the “Exchange Notes”), respectively, and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See “Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

By Mail: U.S. Bank National Association Corporate Trust Support Services 111 Fillmore Avenue East St. Paul, MN 55107 Attention: Specialized Finance Department	By Facsimile: U.S. Bank National Association Facsimile: (651) 466-7372 Confirm by Telephone: (651) 466-7150

By Registered, Certified or Express Mail
Or by Overnight Courier:

U.S. Bank National Association
Corporate Trust Support Services
111 Fillmore Avenue East
St. Paul, MN 55107

Attention:   Specialized Finance Department

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated February 24, 2020 of Expedia Group, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)
Address: (Zip Code)	Title: (Please type or print)

Area Code and Telephone No.:	Date:

NOTE	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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